Exhibit 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Commissioners:

We have read SavOn Team Sports, Inc.’s statements included under Item 4 of its Form 8-K for July 19, 2004, and we agree with such statements concerning our Firm.

Very truly yours,

HJ & Associates, LLC